UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2020

SPIRIT REALTY CAPITAL, INC.
SPIRIT REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382
(Spirit Realty Capital, Inc.)		(Spirit Realty Capital, Inc.)

Delaware	333-216815-01	20-1127940
(Spirit Realty, L.P.)	(Commission File Number)	(Spirit Realty, L.P.)
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
2727 North Harwood Street, Suite 300
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972)
476-1900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Spirit Realty Capital, Inc.	Common Stock, $0.05 par value per share	SRC	New York Stock Exchange
Spirit Realty Capital, Inc.	6.000% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	SRC-A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR §
240.12b-2).

Spirit Realty Capital, Inc.:	Emerging growth company ☐

Spirit Realty, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Spirit Realty Capital, Inc.
:
☐
Spirit Realty, L.P.
:
☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us” or “our” refer to Spirit Realty Capital, Inc., together with its consolidated subsidiaries, including Spirit Realty, L.P.
Item 8.01	Other Events.
The following risk factor supplements the risk factors described under “Item 1A. Risk Factors” in our Combined Annual Report on Form
10-K
for the year ended December 31, 2019.
Our business and those of our tenants may be adversely affected by epidemics, pandemics or other outbreaks.
Epidemics, pandemics or other outbreaks of an illness, disease or virus (including
COVID-19)
that affect countries or regions in which our tenants and their parent companies operate or in which our properties are located, and actions taken to contain or prevent their further spread, may have a material and adverse impact on general commercial activity, the financial condition, results of operations, liquidity and creditworthiness of our tenants and our ability to lease properties on favorable terms. In particular, the businesses of many of our tenants, including health and fitness centers, casual dining and quick service restaurants, drugstores, dollar stores, movie theaters and department stores, depend in large part on customer traffic, and conditions that lead to a decline in customer traffic would likely have a material and adverse impact on those businesses. Epidemics, pandemics or other outbreaks of an illness, disease or virus could also cause our employees and those of our tenants, vendors or other business on which we rely to avoid reporting for work at their respective places of employment, which could adversely affect our ability and their respective abilities to adequately manage our and their respective businesses. Risks related to epidemics, pandemics or other outbreaks of an illness, disease or virus could also lead to the complete or partial closure of one or more of our tenants’ manufacturing facilities or distribution centers, temporary or long-term disruption in our tenants’ supply chains from local and international suppliers and/or delays in the delivery of our tenants’ inventory. Such events could adversely impact our tenants’ sales and/or cause the temporary closure of our tenants’ businesses, which could severely disrupt their operations and the rental revenue we generate from our leases with them. In additional, risks related to epidemics, pandemics or other outbreaks of an illness, disease or virus have begun (and may continue) to adversely affect the economies in impacted countries, including the United States, and the global financial markets, including the global debt and equity capital markets, which have begun (and may continue) to experience significant volatility, potentially leading to an economic downturn that could adversely affect our and our tenants’ respective businesses, financial condition, liquidity, results of operations and prospects. The ultimate extent of the impact of any epidemic, pandemic or other outbreak of an illness, disease or virus on our business, financial condition, liquidity, results of operations and prospects will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemics, pandemics or other outbreaks of an illness, disease or virus and actions taken to contain or prevent their further spread, among others. These and other potential impacts of epidemics, pandemics or other outbreaks of an illness, disease or virus could therefore materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: March 16, 2020

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael Hughes
Michael Hughes
Executive Vice President and Chief Financial Officer

SPIRIT REALTY, L.P.

By:	Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.

By:	/s/ Michael Hughes
Michael Hughes
Executive Vice President and Chief Financial Officer